FIRST PACTRUST BANCORP, INC. REPORTS 2013 FIRST QUARTER FINANCIAL RESULTS; TOTAL ASSETS EXCEED $2 BILLION

IRVINE, CA, May 8, 2013 – First PacTrust Bancorp, Inc. (NASDAQ: BANC) (“First PacTrust” or the “Company”), the holding company for Pacific Trust Bank (“PacTrust Bank”) and Beach Business Bank, today announced financial results for the three months ended March 31, 2013. For the quarter, the Company reported net income of $929 thousand with earnings available to common stockholders of $641 thousand, or $0.05 per diluted common share. This compares with net loss available to common stockholders of $3.5 million, or $(0.30) per diluted common share, for the fourth quarter ended December 31, 2012, and net loss available to common stockholders of $23 thousand, or ($0.00) per diluted common share, for the preceding 2012 first quarter ended March 31, 2012.

The Company’s total assets reached $2.05 billion at March 31, 2013, an increase of $368.4 million compared with $1.68 billion at December 31, 2012 and an increase of $968.0 million compared with $1.08 billion at March 31, 2012.  Loans and leases receivable of $1.61 billion at March 31, 2013 increased $377.2 million compared with $1.23 billion at December 31, 2012 and increased $783.0 million compared with $828.3 million at March 31, 2012. The increases in total assets and loans and leases receivable were due mainly to organic loan growth, loans acquired in the Beach Business Bank and Gateway Bancorp acquisitions, and purchases of seasoned, residential mortgage loans. Total deposits of $1.7 billion at March 31, 2013 represented an increase of $392.5 million compared with $1.31 billion at December 31, 2012 and an increase of $845.0 million compared with $853.8 million at March 31, 2012. The consolidated banks’ deposit mix changed from 51% transaction accounts to 63% transaction accounts during the quarter.

Steven Sugarman, Chief Executive Officer of the Company, stated: “PacTrust Bank’s success in attracting core deposits is a testament to the innovative new OneAccount we launched during the quarter. We successfully attracted core deposits from high net worth depositors in our target markets while reducing interest rates paid on our CDs by approximately 40%. Total assets now are expected to exceed $2.7 billion after the closing of our pending acquisition of The Private Bank of California. PacTrust Bank’s retail deposit franchise is well positioned to meet its liquidity requirements to support strong loan growth.”

The Company plans to discuss its first quarter earnings, among other items, on May 8, 2013, at 8:00 a.m., Pacific Time. All interested parties are welcome to attend the conference call at 866-503-8728, event code 64633115.

About First PacTrust Bancorp, Inc.

Based in Irvine, CA, First PacTrust Bancorp, Inc. is the $2.0 billion multi-bank holding company of Pacific Trust Bank and Beach Business Bank, which together operate banking offices in Los Angeles, Orange, San Diego and Riverside counties, and loan production offices in California, Arizona, Oregon and Washington.

Source: First PacTrust Bancorp, Inc.

FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are necessarily subject to risk and uncertainty and actual results could differ materially from those anticipated due to various factors, including those set forth from time to time in the documents filed or furnished by First PacTrust with the Securities and Exchange Commission. You should not place undue reliance on forward-looking statements and the Company undertakes no obligation to update any such statements to reflect circumstances or events that occur after the date on which the forward-looking statement is made.

 INVESTOR RELATIONS INQUIRIES:

First PacTrust Bancorp, Inc.

Richard Herrin, 949-236-5300

Financial Highlights

For the three months ended,
	March 31,	December 31,	March 31,
	2013	2012	2012
(Dollars in thousands, except per share data)

Net income	$ 929	$ (3,185)	$ 377
Net income available to common stockholders	$ 641	$ (3,502)	$ (23)
Diluted earnings per share	$ 0.05	$ (0.30)	$ -
ROA	0.21%	-0.75%	0.14%
ROE	1.96%	-6.49%	0.82%
Net Interest Margin	3.70%	3.72%	3.62%
Non-interest income	$ 17,928	$ 15,965	$ 503
Non-interest expense	$ 29,558	$ 28,944	$ 8,218
Net loans receivable	$ 1,611,257	$ 1,234,023	$ 828,285
Deposits	$ 1,698,798	$ 1,306,342	$ 853,843
Non-accrual loans	$ 16,521	$ 22,993	$ 18,343
ALLL to Loans attributable to ALLL (1)	1.53%	1.51%	1.36%
Provision for Loan Loss	$ 2,168	$ 3,499	$ 691
Net Charge-offs	$ 601	$ 1,429	$ 2,298

(1)

Excludes loans subject to FMV, certain acquired loans and purchased credit impaired (PCI) loans.

FIRST PACTRUST BANCORP, INC.
Consolidated Statements of Financial Condition
(Dollars in thousands, except per share data)
(Unaudited)
	March 31,	December 31,	March 31,
	2013	2012	2012
ASSETS
Cash and due from banks	$ 8,420	$ 8,254	$ 7,718
Interest-bearing deposits	114,776	100,389	66,115
Total cash and cash equivalents	123,196	108,643	73,833
Time deposits in financial institutions	3,635	5,027	-
Securities available for sale	99,658	121,419	101,452
Federal Home Loan Bank and Other Bank stock, at cost	8,844	8,842	6,639
Loans and leases receivable, net of allowance of $16,015, $14,448 and $11,173 at March 31, 2013, December 31, 2012 and March 31, 2012, respectively	1,611,257	1,234,023	828,285
Loans held for sale	114,582	113,158	-
Servicing rights, net	3,077	2,278	-
Accrued interest receivable	5,051	5,002	3,891
Other real estate owned (OREO), net	1,764	4,527	12,843
Premises and equipment, net	17,695	16,147	12,412
Bank owned life insurance investment	18,742	18,704	18,520
Prepaid FDIC assessment	1,128	1,385	2,100
Deferred income tax	7,572	7,572	7,318
Goodwill	7,048	7,048	-
Other intangible assets, net	5,107	5,474	-
Other assets	22,699	23,453	15,789
Total assets	$ 2,051,055	$ 1,682,702	$ 1,083,082
LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Noninterest-bearing demand	$ 142,735	$ 194,662	$ 24,961
Interest-bearing Deposits
Interest-bearing demand	200,902	15,111	96,902
Money market accounts	348,169	294,804	177,314
Savings accounts	380,249	159,055	42,761
Certificates of deposit	626,743	642,710	511,905
Total deposits	1,698,798	1,306,342	853,843
Advances from Federal Home Loan Bank	50,000	75,000	35,000
Notes payable, net	82,031	81,935	-
Reserve for loss reimbursements on sold loans	3,498	3,485	-
Accrued expenses and other liabilities	28,430	27,183	10,237
Total liabilities	1,862,757	1,493,945	899,080
Commitments and contingent liabilities	-	-	-
SHAREHOLDERS’ EQUITY
Preferred stock, $.01 par value per share, $1,000 per share liquidation preference for a total of $32,000; 50,000,000 shares authorized, 32,000 shares issued and outstanding at March 31, 2013, December 31, 2012 and March 31, 2012	31,934	31,934	31,934
Common stock, $.01 par value per share, 196,863,844 shares authorized; 12,024,303 shares issued and 10,853,290 shares outstanding at March 31, 2013; 12,013,717 shares issued and 10,780,427 shares outstanding at December 31, 2012; 11,767,879 shares issued, 10,592,719 shares outstanding at March 31, 2012	120	120	117
Class B non-voting non-convertible Common stock, $.01 par value per share, 3,136,156 shares authorized; 1,112,188 shares issued and outstanding at March 31, 2013 and December 31, 2012, and 1,067,725 shares issued and outstanding at March 31, 2012	11	11	11
Additional paid-in capital	155,139	154,563	151,277
Retained earnings	25,755	26,550	26,201
Treasury stock, at cost (1,171,013 shares at March 31, 2013, 1,233,290 shares at December 31, 2012, and 1,175,160 shares at March 31, 2012)	(25,850)	(25,818)	(25,110)
Accumulated other comprehensive income/(loss), net	1,189	1,397	(428)
Total shareholders’ equity	188,298	188,757	184,002
Total liabilities and shareholders’ equity	$ 2,051,055	$ 1,682,702	$ 1,083,082

FIRST PACTRUST BANCORP, INC.
Consolidated Statements of Income
(Dollars in thousands, except per share data)
(Unaudited)

	Three months ended
	March 31,	December 31,	March 31,
	2013	2012	2012
Interest and dividend income
Loans, including fees	$ 18,537	$ 16,883	$ 9,528
Securities	498	597	737
Dividends and other interest-earning assets	133	126	60
Total interest and dividend income	19,168	17,606	10,325
Interest expense
Savings	326	177	11
NOW	293	168	112
Money market	229	168	137
Certificates of deposit	1,151	1,161	1,089
Federal Home Loan Bank advances	63	82	100
Capital leases	12	5	-
Notes payable	1,735	1,007	-
Total interest expense	3,809	2,768	1,449
Net interest income	15,359	14,838	8,876
Provision for loan and lease losses	2,168	3,499	691
Net interest income after provision for loan and lease losses	13,191	11,339	8,185
Noninterest income
Customer service fees	546	602	361
Mortgage banking income	16,370	14,409	-
Other	1,012	954	142
Total noninterest income	17,928	15,965	503
Noninterest expense
Salaries and employee benefits	19,080	18,234	4,867
Occupancy and equipment	3,193	3,109	999
All other operating expenses	7,285	7,601	2,352
Total noninterest expense	29,558	28,944	8,218
Income (loss) before income taxes	1,561	(1,640)	470
Income tax expense	632	1,545	93
Net income (loss)	929	(3,185)	377
Preferred stock dividends	288	317	400
Net income (loss) available to common shareholders	$ 641	$ (3,502)	$ (23)
Basic earnings (loss) per common share	$ 0.05	$ (0.30)	$ -
Diluted earnings (loss) per common share	$ 0.05	$ (0.30)	$ -

FIRST PACTRUST BANCORP, INC.
Selected Quarterly Financial Data
(Dollars in thousands)

	As of or for the three months ended,
	March 31,	December 31,	March 31,
	2013	2012	2012
Quarterly average balance:
Total assets	$ 1,764,923	$ 1,687,501	$ 1,048,033
Total gross loans	1,325,583	1,235,548	819,043
Total loans held for sale	89,508	111,763	-
Securities available for sale	117,108	127,297	105,254
Total interest earning assets	1,681,594	1,586,725	985,795
Total deposits	1,407,415	1,339,460	814,115
Advances from FHLB and other borrowings	140,710	126,096	37,802
Total shareholders’ equity	191,903	195,305	186,041
Profitability and other ratios:
Return on avg. assets (1)	0.21%	-0.75%	0.14%
Return on avg. equity (1)	1.96%	-6.49%	0.82%
Net interest margin (1)	3.70%	3.72%	3.62%
Noninterest income to total revenue (2)	53.86%	51.83%	5.36%
Noninterest income to avg. assets (1)	4.12%	3.76%	0.19%
Noninterest exp. to avg. assets (1)	6.79%	6.82%	3.15%
Efficiency ratio (3)	88.80%	93.96%	87.62%
Avg. loans to average deposits	100.55%	100.59%	100.61%
Securities available for sale to total assets	4.86%	7.22%	9.37%
Average interest-earning assets to average interest-bearing liabilities	108.62%	108.27%	115.71%
Asset quality information and ratios:
Nonaccrual Loans, excluding PCI loans	$ 16,521	$ 22,993	$ 18,343
90+ delinquent loans and OREO:
90+ delinquent loans, excluding PCI loans	7,846	9,123	2,557
Other real estate owned (OREO), net	1,764	4,527	12,843
Totals	$ 9,610	$ 13,650	$ 15,400

Net loan charge-offs	$ 601	$ 1,429	$ 2,298

Allowance for loan and lease losses	$ 15,673	$ 14,448	$ 11,173
ALLL for PCI loans	342	-	-
Total Allowance for Loan and Lease Losses	$ 16,015	$ 14,448	$ 11,173

Total Loans	$ 1,627,272	$ 1,248,471	$ 838,409
Loans not attributable to ALLL (4)	602,285	290,513	19,452
Loans attributable to the allowance for loan and lease losses	$ 1,024,987	$ 957,958	$ 818,957

ALLL to loans attributable to the allowance for loan and lease losses	1.53%	1.51%	1.36%

(1)

Ratios are presented on an annualized basis.

(2)

Total revenue is equal to the sum of net interest income before provision and noninterest income.

(3)

Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income before provision for loan losses and noninterest income.

(4)

Includes loans subject to FMV, certain acquired loans and PCI loans.

FIRST PACTRUST BANCORP, INC.
Selected Quarterly Financial Data
(Dollars in thousands, except per share data)

	As of or for the three months ended,
	March 31,	December 31,	March 31,
	2013	2012	2012
Capital Ratios
First PacTrust Bancorp, Inc. (1)
Total risk-based capital ratio:	15.48%	14.97%	N/A
Tier 1 risk-based capital ratio:	14.23%	13.71%	N/A
Tier 1 leverage ratio:	9.94%	10.15%	N/A
PacTrust Bank
Total risk-based capital ratio:	19.28%	17.59%	18.35%
Tier 1 risk-based capital ratio:	18.03%	16.34%	17.10%
Tier 1 leverage ratio:	10.48%	11.16%	11.81%
Beach Business Bank (2)
Total risk-based capital ratio:	16.06%	15.09%	N/A
Tier 1 risk-based capital ratio:	15.37%	14.72%	N/A
Tier 1 leverage ratio:	13.39%	11.96%	N/A
Non-GAAP performance measure
Total assets	$ 2,051,055	$ 1,682,702	$ 1,083,082
Less goodwill	(7,048)	(7,048)	-
Less other intangible assets	(5,107)	(5,474)	-
Tangible assets	$ 2,038,900	$ 1,670,180	$ 1,083,082

Total stockholders' equity	$ 188,298	$ 188,757	$ 184,002
Less preferred stock	(31,934)	(31,934)	(31,934)
Less goodwill	(7,048)	(7,048)	-
Less other intangible assets	(5,107)	(5,474)	-
Tangible stockholders' equity	$ 144,209	$ 144,301	$ 152,068

Total stockholders' equity to total assets	9.18%	11.22%	16.99%
Tangible stockholders' equity to tangible assets	7.07%	8.64%	14.04%

Common stock outstanding	10,853,290	10,780,427	10,592,719
Class B non-voting non-convertible common stock outstanding	1,112,188	1,112,188	1,067,725
Total common stock outstanding	11,965,478	11,892,615	11,660,444

Tangible common equity per common stock	$ 12.05	$ 12.13	$ 13.04

(1)

First PacTrust Bancorp, Inc. was a Savings and Loan Holding company and was not subject to regulatory capital requirements as of March 31, 2012.

(2)

Beach Business Bank was not a subsidiary of the Company, and as such the capital ratios as of March 31, 2012 are not presented.